         PURCHASE AGREEMENT (this "Agreement") dated as of January 18, 2002, among New Vulcan Coal Holdings, L.L.C., a Delaware limited liability company (the "Purchaser"), and the following (collectively known as the "Sellers"): AIC, INC., a Delaware corporation. ("AIC"); VIKING RESOURCES CORPORATION, a Pennsylvania corporation ("Viking"); RESOURCE ENERGY, INC., a Delaware corporation ("Resource Energy"); ATLAS ENERGY GROUP, INC., an Ohio corporation ("Atlas Energy"), ATLAS RESOURCES, INC., a Pennsylvania corporation ("Atlas Resources") and REI-NY, INC., a Delaware corporation ("REI-NY").

                  WHEREAS, the Sellers, collectively, own all the limited liability company membership interests (the "Company Interests") of Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the "Company").

                  WHEREAS, the Purchaser desires to purchase, and the Sellers desire to sell to the Purchaser, all of the Company Interests, on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as set forth below.

                                   Article I

                                   DEFINITIONS

                  Capitalized terms used but not defined herein have the meanings set forth in Annex I hereto.

                                   Article II

                 PURCHASE AND SALE OF COMPANY INTERESTS; CLOSING

2.1      The Purchase and Sale of Company Interests.

         In accordance with, and subject to, the provisions of this Agreement, at the Closing (as defined below), the Sellers shall sell and transfer to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the Company Interests for consideration of $29,000,000 less the amount set forth in Section
7.4 (such amount, the "Purchase Price").

2.2      Taking of Necessary Action; Further Assurances.

         Prior to the Closing Date, and subject to the terms and conditions contained in this Agreement, the parties hereto shall use reasonable business efforts to take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated hereby.

2.3      Closing.

         The closing (the "Closing") of the consummation of the transactions contemplated by this Agreement, unless another date or place is agreed to by the parties, shall take place at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York 10112, subject to the satisfaction or waiver (to the extent the same may be waived) of the conditions set forth in Article VI, on the Closing Date, as defined in Section 2.1 of the Contribution Agreement (such date on which the Closing is consummated being referred to herein as the "Closing Date").

2.4      Closing Deliveries; Payment of Purchase Price.

         At the Closing, upon delivery by the Sellers to the Purchaser of the deliveries set forth in Section 6.2(g), the Purchaser shall pay to the Sellers the Purchase Price on the Closing Date, by wire transfer to an account designated by the Sellers to the Purchaser in writing at least three Business Days prior to the Closing Date.

                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers jointly and severally represent and warrant to the Purchaser, as of the date hereof, as set forth below.

3.1      Title to the Company Interests.

         (a) The Sellers are the lawful owners, of record and beneficially, of all of the Company Interests in the amounts set forth on Schedule 3.1 and have good and marketable title to such securities, free and clear of any Encumbrances whatsoever (except for the Encumbrances set forth on Schedule 3.1, all of which shall be terminated, released, discharged and satisfied in full prior to the Closing) and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for this Agreement or as set forth on Schedule 3.1 (all of which items set forth thereon shall be terminated, released, discharged and satisfied in full prior to or at Closing), there are no agreements or understandings to which the Company and/or any Seller is a party or is bound with respect to, directly or indirectly, the acquisition, disposition or voting of, or any other matters pertaining to, any of the Equity Interests of the Company.

         (b) Except as set forth on Schedule 3.1 (all of which shall be terminated, released, discharged and satisfied in full prior to the Closing), neither the Company nor any of its assets is subject to any liability, obligation, pledge, guaranty, security interest, security agreement, support agreement, lien or other Encumbrance.

3.2      Authority; Noncontravention; Consents.

         (a) AIC is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware. Viking is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Resource Energy is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware. Atlas Energy is a corporation duly formed, validly existing and in good standing under the laws of the state of Ohio. Atlas Resources is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. REI-NY is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware. Each Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary and the failure to be so qualified or in good standing would not have a Material Adverse Effect on such Seller. Each Seller has made available to the Purchaser true, correct and complete copies of its Fundamental Documents. Each Seller has all the respective requisite corporate power and authority to enter into this Agreement and any and all instruments and documents necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions contemplated hereby and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each Seller, this Agreement has been duly and validly executed and delivered by each Seller, and this Agreement is the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditor's rights generally or by general principles of equity.

         (b) Except as set forth on Schedule 3.2, neither the execution, delivery and performance of this Agreement by each Seller nor the consummation of the transactions contemplated hereby nor compliance by each Seller with any of the provisions hereof will (i) conflict with, or result in any violations of, or cause a breach or default (or an event that, upon notice or lapse of time, or both, would result in a breach or default) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under (x) the Fundamental Documents of such Seller or (y) any term, condition or provision of any Contract to which such Seller is a party or by which such Seller or any of its properties may be bound or (ii) conflict with or result in any violations of any Law applicable to such Seller or any of its properties, except, in the case of conflicts or violations pursuant to clause (i)(y) or (ii), that could not have, individually or in the aggregate, a Material Adverse Effect on the Company or the Sellers.

         (c) Except as contemplated by this Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by any of the Sellers of this Agreement or the consummation by the Sellers of the transactions contemplated hereby.

3.3      Organization; Good Standing; Qualification and Power of the Company.
         -------------------------------------------------------------------

                  The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own or lease and operate its properties and to conduct its business as it is presently conducted and as proposed to be conducted. The Company is duly licensed, authorized or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property, nature of activities or conduct of business makes such qualification necessary except where the failure to be so qualified or in good standing is not reasonably likely to have a Material Adverse Effect on the Company. The Sellers have delivered to the Purchaser (or their counsel) true, correct and complete copies of (i) the Certificate of Formation of the Company, together with all amendments and any other modifications thereto (the "Company Certificate of Formation") and
(ii) the "limited liability company agreement" of and with respect to the Company as such term is defined in Section 18-101(7) of the Delaware LLC Act (the "Company LLC Agreement", and together with the Certificate of Formation, as each may be amended, modified or supplemented in accordance with the terms thereof, the "Company Fundamental Documents"). None of the Company, the Sellers, nor any of their respective Affiliates, officers, directors or managers has taken or caused to be taken (or resolved to take) any action to amend, modify, terminate or rescind, in whole or in part, any of the Company Fundamental Documents. The Company is not in violation or breach of any of the terms, conditions or provisions of the Company Fundamental Documents.

3.4      Equity Investments.

         Except as set forth in Section 3.5(d), the Company does not own or hold, directly or indirectly, any Equity Interest in any Person.

3.5      Capitalization.

         (a) For all purposes of this Agreement, including this Section 3.5, all references to capital stock of the Company shall mean and refer to limited liability company interests in the Company within the meaning of the Delaware LLC Act, and all references to the authorization or authorized status of such capital stock shall mean and refer to the power of the Company to issue or give effect to such capital stock in accordance with the Company LLC Agreement. The authorized capitalization of the Company consists solely of the Company Interests. Except for the Company Interests, there are no other Equity Interests in the Company authorized, issued, sold, transferred or outstanding.

         (b) All of the Company Interests have been duly authorized and validly issued, free of any preemptive or similar rights, and are fully paid and nonassessable.

         (c) There are no outstanding subscriptions, options, convertible securities, warrants, calls, preemptive rights, rights of first refusal, rights or agreements or commitments of any kind (issued or granted by, or binding upon, any of the Sellers or the Company) to purchase or otherwise acquire any security of or Equity Interest in the Company. Except for Encumbrances set forth on
Schedule 3.1, all of which shall be terminated, released, discharged and satisfied in full prior to the Closing, each Seller has full legal right to sell, assign and transfer the Company Interests owned by it to the Purchaser and will, upon Closing, transfer to the Purchaser good and marketable title to the Company Interests free and clear of all Liens.

         (d) Except for the Equity Interests in the MLP and the OLP set forth in
Schedule 3.5, the Company has no subsidiaries, nor does it own any stock, partnership interest, joint venture interest or any other security or ownership interest or other Equity Interest in any other Person. The Company is the sole general partner of the MLP, with a general partner interest in the MLP of 1.0101%, and the sole record and beneficial owner of the interests in the MLP set forth on Schedule 3.5 (the "Company's LP Interest"), having an aggregate limited partner interest in the MLP of 49.7964%. The Company is the sole general partner of the OLP, with a general partner interest in the OLP of 1.0101%.

         (e) All Equity Interests of the Company (including any predecessors thereof) have been offered, sold and issued in compliance with all applicable federal and state securities and "blue sky" laws and rules and regulations promulgated thereunder. The Company has not violated any applicable federal or state securities or "blue sky" laws or rules or regulations promulgated thereunder.

3.6      Financial Statements.

                  The Sellers have previously delivered to Purchaser (i) the audited balance sheets of the Company as of December 31, 2000 and the related consolidated statements of operations, retained earnings and cash flows for the fiscal year then ended; and (ii) the unaudited balance sheet of the Company as of October 31, 2001 and the related statements of operations, retained earnings and cash flows for the period then ended (collectively, the "Financial Statements," and the balance sheet as of October 31, 2001 being the "Latest Balance Sheet" and the date thereof being the "Latest Balance Sheet Date"). Except as set forth on Schedule 3.6, the Financial Statements (i) are in accordance with the books and records of the Company, (ii) fairly present in all material respects the financial condition of the Company as of the respective dates indicated and the results of operations, equity and cash flows of the Company for the respective periods indicated and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

3.7      Tax Matters.

         (a) Except as set forth on Schedule 3.7 or as is not reasonably likely to have a Material Adverse Effect on the Company, (i) the Company (including its predecessors) has timely filed (and, with respect to Tax Returns not filed as of the date hereof, will file) in accordance with all applicable Laws (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns were (and with respect to Tax Returns not filed as of the date hereof but filed prior to the Closing Date, will be) true, correct and complete in all material respects, (ii) the Company (including its predecessors) has timely paid (and, until the Closing Date, will timely pay) all Taxes due and required to be paid by it, including any Taxes levied upon any of its properties, assets, income or franchises, except Taxes being challenged in good faith, (iii) all amounts required to be collected or withheld by the Company (including its predecessors) have been (and until the Closing Date, will be) collected or withheld and any such amounts which are required to be remitted to any taxing authority have been (and will be) duly remitted, (iv) no taxing authority in any jurisdiction in which the Company (including its predecessors) has not filed Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation in such jurisdiction, (v) no Proceeding is in progress, pending, proposed or, to the Best Knowledge of the Sellers, threatened, in each case with regard to any Taxes or Tax Returns of the Company (including its predecessors), (vi) neither the Company nor any predecessor thereof is or has ever been a party to or bound by a Tax sharing or Tax allocation or similar agreement or arrangement, and (vii) the accruals and reserves for Taxes on the Latest Balance Sheet are complete and adequate to cover any liability of the Company for Taxes for the period through the date thereof. The Company has elected to be classified as a partnership for purposes of the Code and any applicable state income Tax Laws and such election has not been withdrawn or revoked. The Company is an entity taxable as a partnership, and has always been such, and there is no fact in existence that would cause the Company to be taxed other than as a partnership.

         (b) None of the Sellers is a "foreign person" as defined in Section 1445(f)(3) of the Code and the rules and regulations promulgated thereunder.

         (c) Except as set forth on Schedule 3.7 or as is not reasonably likely to have a Material Adverse Effect on the Company, the Company has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all Taxes not yet due and payable in accordance with GAAP which are reflected in the Company's Financial Statements to the extent required.

         (d) There are no material Tax Liens upon the assets of the Company except for Liens for Taxes not yet due (or for Taxes due, which are being challenged in good faith).

         (e) The Sellers have prior to the execution of this Agreement made available to the Purchaser true and complete copies of (i) all material Tax Returns, and any material amendments thereto, filed by the Company, (ii) all material audit reports received from any Tax authority relating to any Tax Return filed by the Company, and (iii) any material closing agreement entered into by the Company with any Tax authority.

         (f) Except as set forth on Schedule 3.7 or as is not reasonably likely to have a Material Adverse Effect on the Company, no event, transaction, act or omission has occurred which would result in the Company becoming liable to pay or to bear any Tax as transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other Person. Except as set forth on
Schedule 3.7 or as is not reasonably likely to have a Material Adverse Effect on the Company, the Company has no actual or contingent liability (whether by reason of indemnity, warranty or otherwise) to any other Person in respect of any actual, contingent or deferred liability of such Person for Taxes.

         (g) There are no outstanding agreements or waivers by or with respect to the Company extending the period for assessment or collection of any Taxes.

         (h) There are no changes in the tax accounting methods subject to
Section 481(a) of the Code that have an on-going effect on the Company.

3.8      Employees.

                  The Company does not have any employees and has not established any Plan. In addition, the Company does not have, and will not have prior to the Closing Date, any liability or obligation (x) arising under or related to any Plan, (y) otherwise in respect of any person for, or in respect of, in any manner, salary, wages, commissions, bonuses, employee benefits, pension benefits, severance, termination pay or other similar obligations or liabilities or (z) arising under or related to any laws relating to employees or any of the other items set forth in clauses (x) and (y).

3.9      Property.

         The Company has no property or assets other than the Equity Interests set forth in Section 3.5(d).

                                   Article IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Sellers, as of the date hereof, as set forth below.

4.1      Organization; Good Standing; Qualification and Power.

         The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary and the failure to be so qualified or in good standing would have a Material Adverse Effect on the Purchaser. The Purchaser has made available to the Company true, correct and complete copies of its Fundamental Documents.

4.2      Authority; Noncontravention; Consents.

         (a) The Purchaser has all the requisite limited liability company power and authority to enter into this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions contemplated hereby and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Purchaser, and this Agreement has been duly and validly executed and delivered by the Purchaser and this Agreement is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditor's rights generally or by general principles of equity.

         (b) Neither the execution, delivery and performance of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (i) conflict with, or result in any violations of, or cause a breach or default (or an event that, upon notice or lapse of time, or both would result in a breach or default) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under (x) the Fundamental Documents of the Purchaser or (y) any term, condition or provision of any Contract to which the Purchaser is a party, or by which the Purchaser or any of its properties may be bound or (ii) conflict with or result in any violations of any Law applicable to the Purchaser or any of its properties, except, in the case of conflicts or violations pursuant to clause
(i)(y) or (ii), that would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

         (c) Except as set forth on Schedule 4.2 and as required by the HSR Act, if applicable, no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

4.3      Investment.

         The Purchaser is acquiring the Company Interests for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

4.4      Accredited Investor.

         The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Purchaser has had the opportunity to ask questions of, and receive answers from the Company concerning the assets, liabilities, business and affairs of the Company.

4.5      Accredited Investor.

         The Purchaser's principal executive office is located in New York, New York and the offer of the Company Interests is made in that state.

                                   Article V

                 CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                              ADDITIONAL AGREEMENTS

5.1      Confidentiality.

         Each of the Sellers agrees that all confidential or proprietary information or workproducts relating to the Company and its business that are known to such Seller or any of its Affiliates, officers, directors, employees, agents or representatives as of the Closing Date are the sole property of the Company. Each of the Sellers agrees that it will not use or disclose such information or workproduct except for the benefit of the Company, and each of the Sellers will use its reasonable best efforts to protect such information and workproduct from misuse, loss, theft or accidental disclosure.

5.2      Consents.

         Each party shall use its reasonable best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

5.3      Efforts to Consummate.

         Subject to the terms and conditions herein provided, the parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the transactions contemplated hereby as promptly as practicable after the date hereof.

5.4      Public Announcements.

         Each party agrees that, except as provided in Section 6.14 of the Contribution Agreement, it will not issue any reports, statements or releases, in each case, pertaining to this Agreement or the transactions contemplated hereby (including the Contribution Agreement), without the prior written consent of the Company or the Purchaser, as the case may be, which consent shall not unreasonably be withheld or delayed.

5.5      Distribution of the Company's LP Interest.

         The parties agree that the Company shall distribute the Company's LP Interest to Resource America or affiliates of Resource America at or prior to the Closing.

5.6      Release of Liens.

         From and after the date hereof, the Sellers shall, and shall cause the Company to, cause each of the Encumbrances set forth on Schedule 3.1 and each Encumbrance to which the Company or any of its assets is a party or is bound to be terminated, forever discharged and released, without cost or penalty to the Company. The Encumbrances, guaranties and other obligations of the Company contemplated by this Section 5.6 are collectively referred to herein as the "Released Obligations".

                                   Article VI

                                   CONDITIONS

6.1      Conditions to Each Party's Obligations.

         The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, unless waived in writing, in whole or in part (to the extent such conditions can be waived) by the Purchaser or the Sellers, as applicable.

         (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Governmental Entity nor other legal restraint or prohibition preventing or materially delaying the consummation of the transactions contemplated hereby shall be in effect.

         (c) Statutes. No action shall have been taken or threatened, and no Law shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or materially delay the consummation of the transactions contemplated hereby, (ii) compel the Company, the Sellers, the Purchaser, or any of their Affiliates to dispose or hold separate all or a material portion of the business or assets of the Company, the Sellers, the Purchaser, or any Affiliate thereof as a result of the consummation of the transactions contemplated hereby or (iii) render any party unable to consummate the transactions contemplated hereby.

         (d) Hart-Scott-Rodino. If applicable, the waiting period for consummation of the transactions contemplated hereby prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or early termination thereof shall have been granted. The Purchaser and the Sellers shall each pay one-half of any required filing fees.

6.2      Conditions to Obligations of the Purchaser.

         The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the conditions set forth below, unless waived (to the extent such conditions can be waived) by the Purchaser.

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Sellers made in this Agreement shall be true and correct as of the Closing Date, except for such failures to be true and correct that do not have a Material Adverse Effect on the Company (in each case, giving no effect to any Material Adverse Effect or other materiality qualifiers contained in such representations and warranties) and the Purchaser shall have received a certificate signed by an authorized officer of each of the Sellers to that effect.

         (b) Performance of Obligations. The Sellers shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement as of the Closing Date, and the Purchaser shall have received a certificate signed by an authorized officer of each of the Sellers to that effect.

         (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by each of the Sellers and the consummation of the transactions contemplated hereby, including, without limitation, the requisite shareholder approvals shall have been duly and validly taken by each of the Sellers and the Sellers shall have full power and right to consummate the transactions contemplated hereby on the terms provided herein.

         (d) Opinion of the Sellers' Counsel. The Purchaser shall have received an opinion of Ledgewood Law Firm, P.C., counsel for the Company and the Sellers, dated the Closing Date, in substantially the form attached as Exhibit A hereto.

         (e) Consents and Approvals. The Sellers shall have received duly executed copies of all consents and approvals in form and substance reasonably satisfactory to the Purchaser that are (i) required for consummation of the transactions contemplated hereby or (ii) that are required in order to prevent a breach of or a default under or a termination of any Contract to which the Company or any Seller is a party or to which any portion of property of the Company and any of the Sellers is subject.

         (f) Absence of Material Adverse Change. Since the Latest Balance Sheet Date, there shall have been no change, event or occurrence with respect to the Company that could reasonably be expected to have a Material Adverse Effect on the Company.

         (g) Closing Documents. At the Closing, the Sellers shall deliver, or cause to be delivered, the following to the Purchaser and the Purchaser shall have received duly executed copies of such documents, and such documents shall be in full force and effect:

         (i) the Company Interests, and, if certificated, certificates representing the Company Interests, duly endorsed for transfer to the Purchaser;

         (ii) the Distribution Support Agreement, dated February 2, 2000, between the Company, the MLP, Atlas America, Inc., Resource Energy and Viking shall have been terminated and shall be null and void and each of the Company, the MLP, Viking , Resource Energy and Atlas America, Inc. shall have delivered to the Purchaser an executed Termination Agreement in the form attached hereto as Exhibit B

         (iii) certified copies of the resolutions of each Sellers' board of directors, approving this Agreement and all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby;

         (iv) a secretary's certificate for each of the Company and the Sellers certifying the Company's or such Seller's Fundamental Documents and the incumbency of each officer executing this Agreement or any agreement or instrument contemplated hereby;

         (v) a certificate of the Secretary of State (or other applicable office) in which the Company is organized and qualified to do business dated as of the Closing Date (or as close thereto as reasonably practicable), certifying as to the good standing and non-delinquent status of such entity;

         (vi)     an officer's certificate as required under Section 6.2(a) and
                  Section 6.2(b);

         (vii) resignations of officers, managers and directors of the Company, as the Purchaser may require except for one managing board member of the Company (and one member of each committee thereof (which committee does not require the presence of an independent director for the purposes of such committee under applicable law, regulation or otherwise)) to be designated by the Sellers in writing prior to the Closing and who shall be reasonably acceptable to Purchaser (who the parties agree shall be Jonathan Cohen); and

         (viii) company minute books and members register/transfer ledgers of the Company.

         (h) Contribution Agreement. As of the Closing Date, the parties to the Contribution Agreement shall have satisfied or duly waived all the respective conditions precedent to their obligations as of such date under the Contribution Agreement.

         (i) Released Obligations. The Sellers and the Company shall have terminated and forever discharged and unconditionally released in full each of the Released Obligations, without cost or penalty to the Company, and the Sellers shall have provided Purchaser with documentation reasonably satisfactory to the Purchaser to evidence the termination, discharge and release of each such Released Obligations.

6.3      Conditions to Obligations of the Sellers.

         The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction of the conditions set forth below, unless waived (to the extent such conditions can be waived) by the Sellers.

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser made in this Agreement shall be true and correct as of the Closing Date, except for such failures to be true and correct that do not have a Material Adverse Effect on the Purchaser (giving no effect to any Material Adverse Effect or other materiality qualifiers contained in such representations and warranties) and the Sellers shall have received a certificate signed by an authorized officer of the Purchaser to that effect.

         (b) Performance of Obligations. The Purchaser shall have performed in all material respects its obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and the Sellers shall have received a certificate signed by an authorized officer of the Purchaser to that effect, and the Seller shall have received a certificate signed by an authorized officer of the Purchaser to that effect.

         (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, including, without limitation, the requisite member approval, shall have been duly and validly taken by the Purchaser, and the Purchaser shall have full power and right to consummate the transactions contemplated hereby on the terms provided herein.

         (d) Consent and Approvals. The Purchaser shall have received duly executed copies of all consents and approvals in form and substance reasonably satisfactory to the Sellers that are required for consummation of the transactions contemplated hereby.

         (e) Purchase Price. The Purchase Price, payable in accordance with
Section 2.4, shall have been paid to the Sellers.

         (f) Closing Documents. At the Closing, the Sellers shall have received duly executed copies of the closing documents set forth below, and such documents shall be in full force and effect:

         (i) certified copies of the resolutions of the board of managers of the Purchaser authorizing and approving this Agreement and all other agreements and instruments contemplated hereby to be entered into by the Purchaser and the consummation of the transactions contemplated hereby;

         (ii) a secretary's certificate certifying the Purchaser's Fundamental Documents and the incumbency of each officer of the Purchaser executing this Agreement or any agreement or instrument contemplated hereby;

         (iii) a certificate of the Secretary of State of Delaware, dated as of the Closing Date (or as close thereto as reasonably practicable), certifying as to the good standing and non-delinquent status of such entity; and

         (iv)     an officer's certificate as required under Section 6.3(a) and
                  Section 6.3(b).

6.4      Requisite Efforts.

         It shall be a condition to each party's right to refuse to close, based on the assertion of the failure of a condition for which such party's obligations hereunder are subject, that the party asserting the failure of such condition shall have acted with the requisite efforts of that party required under this Agreement to be undertaken by such party in accordance with the terms of this Agreement.

                                  Article VII

                             ADDITIONAL AGREEMENTS

7.1      Expenses.

         Except as otherwise expressly provided herein, each of the Sellers, on one hand, and the Purchaser, on the other hand, shall bear their own expenses in connection with the preparation for and consummation of the transactions contemplated hereby (the "Transaction Expenses")

7.2      Certain Tax Matters.

         (a) All transfer, documentary, sales, use, registration and other such Taxes (including, but not limited to, all applicable real estate transfer or gains Taxes and stock transfer Taxes) and any penalties, interest and additions to Tax and fees resulting from or incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Sellers. Each party to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

         (b) The Company and the Sellers agree that the Company shall (and shall cause the MLP and the OLP to) cause there to be an interim closing of the books under Section 706 of the Code for both the MLP and the OLP effective as of the Closing Date for purposes of dividing and allocating the MLP's and the OLP's income with respect to the Company for the taxable year in which the Closing occurs. Such income shall be divided and allocated pursuant to a reasonable accounting for such income that is acceptable to both the Sellers and the Purchaser.

         (c) The Sellers shall prepare the Tax Returns required to be filed by the Company for all periods ending on or prior to the Closing Date. Each Tax Return prepared by the Sellers for the Company shall be prepared using accounting methods and other practices that are consistent with those used by the Company in its prior Tax Returns.

         (d) The Seller shall cause an election under Section 754 of the Code to be filed with respect to the MLP to be effective for a taxable year ending on or prior to the Closing Date.

7.3      Designation of Managing Board Member.

         For so long as Resource America, Inc. or any of its Affiliates beneficially owns at least 50% of the Company's LP Interest (or common units issued upon conversion thereof) owned by the Company as of the date hereof, the Purchaser and the Company covenant and agree that Resource America shall have the right to designate or nominate one member of the Company's board of managers.

7.4      Purchase Price Adjustment.

         The Purchase Price shall be reduced by $3.70 times the number of common units of the MLP outstanding immediately prior to Closing in excess of 1,621,159 (excluding common units issued upon the conversion of the Company's LP Interest).

                                  Article VIII

                       TERMINATION; EFFECT OF TERMINATION

8.1 Termination.

         This Agreement may be terminated at any time prior to the Closing by:

         (a) the mutual written consent of the Purchaser and the Sellers;

         (b) the Purchaser, if there has been a breach by any Seller of any representation, warranty, covenant or agreement set forth in this Agreement on the part of such Seller which breach is material and which such party fails to cure within 10 days after written notice thereof is given by the Purchaser (except no cure period shall be provided for a breach which by its nature cannot be cured);

         (c) the Sellers, if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser which breach is material and which the Purchaser fails to cure within 10 days after written notice thereof is given by the Sellers (except no cure period shall be provided for a breach which by its nature cannot be cured);

         (d) the Purchaser or the Sellers in writing, if the conditions set forth in Section 6.1 shall not have been satisfied or waived (to the extent they may be waived) by May 15, 2002 or such later date on which the termination of the Contribution Agreement may become effective pursuant to Section 9.1(b) thereof;

         (e) the Purchaser in writing, if the conditions set forth in Section
6.2 shall not have been satisfied or waived (to the extent they may be waived) by May 15, 2002 or such later date on which the termination of the Contribution Agreement may become effective pursuant to Section 9.1(b) thereof and the Purchaser is not in default under this Agreement; or

         (f) the Sellers in writing, if the conditions set forth in Section 6.3 shall not have been satisfied or waived (to the extent they may be waived) by May 15, 2002 or such later date on which the termination of the Contribution Agreement may become effective pursuant to Section 9.1(b) thereof and if none of the Sellers is in default under this Agreement;

provided, however, that neither the Purchaser nor the Sellers shall be entitled to terminate this Agreement pursuant to Section 8.1(d), (e) or (f) if such party's breach (or, with respect to the Sellers, the Sellers' or the Company's breach) of this Agreement has contributed to the failure to satisfy any such condition. Any termination pursuant to Section 8.1(a) shall be effected by a written instrument signed by the Purchaser and the Sellers, and any termination pursuant to Section 8.1 (other than a termination pursuant to Section 8.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

8.2      Effect of Termination.

         In the event of the termination of this Agreement as provided in
Section 8.1, this Agreement shall be of no further force or effect, except for
Section 5.1, Section 5.4, Section 7.1, Section 8.2 and Section 8.3, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

8.3      Breakup Fees.

         (a) In the event this Agreement is terminated and the Contribution Agreement has terminated pursuant to any event requiring the payment of an Atlas Termination Fee (as defined therein), then the Sellers shall promptly pay to the Purchaser, within one Business Day of termination, a termination fee of $6,000,000. The payment required hereby shall be made by wire transfer of immediate available funds to an account designated in writing by the Purchaser.

         (b) In the event this Agreement is terminated and the Contribution Agreement has terminated pursuant to any event requiring the payment of a Triton Termination Fee (as defined therein), then the Purchaser shall promptly pay to the Sellers, within one Business Day of termination, a termination fee of $12,000,000. The payment required hereby shall be made by wire transfer of immediate available funds to an account designated in writing by the Sellers.

8.4      Survival of Representations and Warranties.

         The representations, warranties, covenants and agreements set forth in this Agreement shall terminate as of the time of Closing or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except for such covenants and agreements which, by their terms are to be performed in whole or in part after the Closing.

                                   Article IX

                            MISCELLANEOUS PROVISIONS

9.1      Amendment.

         No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby.

9.2      Extension; Waiver.

         At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

9.3      Entire Agreement.

         This Agreement and the other agreements and documents specifically referred to herein or delivered pursuant hereto (including, but not limited to, the Company Fundamental Documents, the Contribution Agreement and the schedules and exhibits attached hereto and thereto and the other Constituent Documents (as defined in the Contribution Agreement) contemplated thereby) (collectively, the "Transaction Documents") (a) shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (except for the Confidentiality Agreement (as defined in the Contribution Agreement), which shall remain in effect); and
(b) are not intended to confer upon any other person or entity any rights or remedies hereunder. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the Agreement or the transactions contemplated hereby, other than those expressly set forth in the Transaction Documents and (ii) such party has not relied upon any representation, warranty, covenant, or agreement relating to the transactions contemplated by the Transaction Documents, other than those referred to in clause (i) above.

9.4      Severability.

         If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Purchaser and the Sellers shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

9.5      Binding Effect and Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties; provided, however, that the Purchaser may, without the prior written consent of the other parties hereto, assign its rights and obligations to its Affiliates (provided, that no such assignment shall relieve the Purchaser of its obligations hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.


9.6      Notices.

         Any notice, request, instruction, or correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         (i) if to the Sellers (or, prior to the Closing Date, to the Company), to:


                    c/o Resource America, Inc.
                    1845 Walnut Street, Suite 1000
                    Philadelphia, PA 19103
                    Attention:  Jonathan Cohen
                    Telecopy:  (215) 546-5388

                    with a copy to:

                    Ledgewood Law Firm, P.C.
                    1521 Locust Street
                    Philadelphia, PA
                    Attention:  Richard J. Abt, Esq.
                    Telecopy:  (215) 735-2513

         (ii) if to the Purchaser, to:

                    Kisco Management Corporation
                    111 Radio Circle
                    Mt. Kisco, NY 10549
                    Attention:  Walter W. Farley
                    Telecopy:  (914) 244-0683

                    DuPont Capital Management
                    One Righter Parkway
                    Suite 3200
                    Wilmington, DE 19803
                    Attention:  John R. Wolak
                    Telecopy:  (302) 477-6381

                    Harbourton Enterprises
                    33 Witherspoon Street
                    3rd Floor
                    Princeton, NJ 08542
                    Attention:  James S. Regan
                    Telecopy:  (609) 924-4155

                    and to:

                    Vulcan Capital Management
                    805 Third Avenue
                    17th Floor
                    New York, New York  10022
                    Attention: Ford Graham
                               Kevin Davis
                    Telecopy:  (212) 980-9510

                    with a copy to:

                    O'Sullivan LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  John M. Scott, Esq.
                    Facsimile: (212) 728-5950
                    Telephone: (212) 408-2400; and


         (iii) if, after the Closing Date, to the Company, as per the instructions above in respect of the Purchaser.

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

9.7      Counterparts and Facsimile Execution.

         This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8      Governing Law.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

9.9      Construction.

         The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

9.10     Remedies.

         Subject to the provisions of Section 8.2, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

9.11     No Fiduciary Relationship.

         No provision in this Agreement and no course of dealing among the parties hereto shall be deemed to create any fiduciary duty by the Purchaser or any of their respective agents or Affiliates to the Company, the Sellers or their respective managers, directors, officers, employees, agents, equity holders or Affiliates, as the case may be.

9.12     Interpretation.

         (a) The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

         (b) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (c) Unless otherwise specifically stated to the contrary, references to sections, schedules and exhibits contained herein refer to the respective sections, schedules and exhibits in this Agreement.

         (d) Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (e) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (f) Whenever the context may require, any pronouns used herein shall indicate the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

         (g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

         (h) THE PARTIES AGREE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL DURING THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND, THEREFORE WAIVE THE APPLICATION OF ANY LAW, REGULATION, HOLDING OR RULE OF CONSTRUCTION PROVIDING THAT AMBIGUITIES IN AN AGREEMENT OR OTHER DOCUMENT WILL BE CONSTRUED AGAINST THE PARTY DRAFTING SUCH AGREEMENT OR DOCUMENT.

9.13     Form of Payment.

         Unless otherwise specifically stated to the contrary, all payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds by 12:00 Noon New York, New York time on the date such payment is due to such account as the party receiving payment may designate in writing.



                                   **********

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Purchase Agreement as of the date first written above.


                        NEW VULCAN COAL HOLDINGS, L.L.C.


                        By: /s/ Walter Farley
                            -----------------------------------------
                            Name: Walter Farley
                            Its:  Vice President


                        AIC, INC.


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  Secretary


                        VIKING RESOURCES CORPORATION


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  Vice President and Secretary


                        RESOURCE ENERGY, INC.


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  President and Secretary


                        ATLAS ENERGY GROUP, INC.


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  Senior Vice President,
                                  Chief Operating Officer and
                                  Assistant Secretary

                        ATLAS RESOURCES, INC.


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  Senior Vice President and Secretary


                        REI-NY, INC.


                        By: /s/ Michael L. Staines
                            -----------------------------------------
                            Name: Michael L. Staines
                            Its:  Vice President and Secretary

                                     ANNEX I

                                   DEFINITIONS


         The following terms used in the Agreement shall have the respective meanings set forth below.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         "Agreement" has the meaning set forth in the caption.

         "AIC" has the meaning set forth in the caption.

         "Atlas Energy" has the meaning set forth in the caption.

         "Atlas Resources" has the meaning set forth in the caption.

         "Best Knowledge" of any Person shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson could have obtained in the management of his business affairs after making due inquiry and exercising due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

         "Closing" has the meaning set forth in Section 2.3.

         "Closing Date" has the meaning set forth in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the Preamble.

         "Company Certificate of Formation" has the meaning set forth in Section 3.3.

         "Company Interests" has the meaning set forth in the Preamble.

         "Company Fundamental Documents" has the meaning set forth in Section
3.3.

         "Company LLC Agreement" has the meaning set forth in Section 3.3.

         "Company's LP Interest" has the meaning set forth in Section 3.5(d).

         "Contract" means any written or oral loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

         "Contribution Agreement" means the Contribution Agreement, dated as of the date hereof, by and among Vulcan Intermediary, L.L.C., New Vulcan Coal Holdings, L.L.C., Atlas Pipeline Partners, L.P., Atlas Pipeline Partners GP, LLC and Resource America, Inc., as amended, supplemented or modified in accordance with the terms thereof.

         "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C. Sect. 18-101 et seq., as amended.

         "Encumbrances" means and includes security interests, mortgages, Liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

         "Equity Interests" with respect to any Person, means any and all shares, interests, units, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, including securities or interests convertible into, exercisable for or exchangeable into, on such equity interests.

         "Financial Statements" has the meaning set forth in Section 3.6.

         "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its certificate of incorporation and by-laws.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

         "HSR Act" has the meaning set forth in Section 6.1(d).

         "Latest Balance Sheet" has the meaning set forth in Section 3.6.

         "Latest Balance Sheet Date" has the meaning set forth in Section 3.6.

         "Law" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

         "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "Lien" means any security interest, lien, mortgage, pledge, charge, encumbrance or right of others.

         "Material Adverse Effect" on any Person means any change, event or occurrence materially adverse to (x) the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities or employee relations of such Person or (y) the ability of such Person to consummate the transactions contemplated hereby without amendment, modification or delay.

         "MLP" has the meaning set forth in the Contribution Agreement.

         "Notice" has the meaning set forth in Section 9.6.

         "OLP" has the meaning set forth in the Contribution Agreement.

         "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

         "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

         "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

         "Plan" has the meaning set forth in the Contribution Agreement.

         "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

         "Purchase Price" has the meaning set forth in Section 2.1.

         "Purchaser" has the meaning set forth in the caption.

         "REI-NY" has the meaning set forth in the caption.

         "Released Obligations" has the meaning set forth in Section 5.6.

         "Resource Energy" has the meaning set forth in the caption.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Sellers" has the meaning set forth in the caption.

         "Tax" means any of the Taxes.

         "Tax Returns" means Federal, state, local and foreign tax returns, reports, statements, declarations of estimated tax and forms.

         "Taxes" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (B) being a member of an affiliated or combined group or (C) any contractual obligation.

         "Termination Agreement" has the meaning set forth in Section
6.2(g)(ii).

         "Transaction Documents" has the meaning set forth in Section 9.3.

         "Transaction Expenses" has the meaning set forth in Section 7.1.

         "Viking" has the meaning set forth in the caption.





                                     *******

                                TABLE OF CONTENTS
                                                                     Page


Article I DEFINITIONS...................................................1


Article II PURCHASE AND SALE OF COMPANY INTERESTS; CLOSING..............1

   2.1    THE PURCHASE AND SALE OF COMPANY INTERESTS....................1
   2.2    TAKING OF NECESSARY ACTION; FURTHER ASSURANCES................2
   2.3    CLOSING.......................................................2
   2.4    CLOSING DELIVERIES; PAYMENT OF PURCHASE PRICE.................2

Article III REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............2

   3.1    TITLE TO THE COMPANY INTERESTS................................2
   3.2    AUTHORITY; NONCONTRAVENTION; CONSENTS.........................3
   3.3    ORGANIZATION; GOOD STANDING; QUALIFICATION AND
          POWER OF THE COMPANY..........................................4
   3.4    EQUITY INVESTMENTS............................................4
   3.5    CAPITALIZATION................................................4
   3.6    FINANCIAL STATEMENTS..........................................5
   3.7    TAX MATTERS...................................................5
   3.8    EMPLOYEES.....................................................7
   3.9    PROPERTY......................................................7

Article IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............7

   4.1    ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER..........7
   4.2    AUTHORITY; NONCONTRAVENTION; CONSENTS.........................7
   4.3    INVESTMENT....................................................8
   4.4    ACCREDITED INVESTOR...........................................8
   4.5    ACCREDITED INVESTOR...........................................8

Article V CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
          ADDITIONAL AGREEMENTS.........................................8

   5.1    CONFIDENTIALITY...............................................8
   5.2    CONSENTS......................................................9
   5.3    EFFORTS TO CONSUMMATE.........................................9
   5.4    PUBLIC ANNOUNCEMENTS..........................................9
   5.5    DISTRIBUTION OF THE COMPANY'S LP INTEREST.....................9
   5.6    RELEASE OF LIENS..............................................9

Article VI CONDITIONS...................................................9

   6.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS........................9
   6.2    CONDITIONS TO OBLIGATIONS OF THE PURCHASER...................10
   6.3    CONDITIONS TO OBLIGATIONS OF THE SELLERS.....................12
   6.4    REQUISITE EFFORTS............................................13

Article VII ADDITIONAL AGREEMENTS......................................13

   7.1    EXPENSES.....................................................13
   7.2    CERTAIN TAX MATTERS..........................................13
   7.3    DESIGNATION OF MANAGING BOARD MEMBER.........................14
   7.4    PURCHASE PRICE ADJUSTMENT....................................14

Article VIII TERMINATION; EFFECT OF TERMINATION........................14

   8.1    TERMINATION..................................................14
   8.2    EFFECT OF TERMINATION........................................15
   8.3    BREAKUP FEES.................................................15
   8.4    SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................16



                                                                            (i)

Article IX MISCELLANEOUS PROVISIONS....................................16

   9.1    AMENDMENT....................................................16
   9.2    EXTENSION; WAIVER............................................16
   9.3    ENTIRE AGREEMENT.............................................16
   9.4    SEVERABILITY.................................................17
   9.5    BINDING EFFECT AND ASSIGNMENT................................17
   9.6    NOTICES......................................................17
   9.7    COUNTERPARTS AND FACSIMILE EXECUTION.........................19
   9.8    GOVERNING LAW................................................19
   9.9    CONSTRUCTION.................................................19
   9.10   REMEDIES.....................................................19
   9.11   NO FIDUCIARY RELATIONSHIP....................................19
   9.12   INTERPRETATION...............................................19
   9.13   FORM OF PAYMENT..............................................20


                                                                          (ii)

                          ANNEX, SCHEDULES AND EXHIBITS


Annex I                  Definitions


Schedules to the Agreement


Schedule 3.1 - Company Interests and Encumbrances

Schedule 3.2 - Seller Conflicts

Schedule 3.5 - Capitalization

Schedule 3.6 - Financial Statement Exceptions

Schedule 3.7 - Tax Matters

Schedule 4.2 - Authority; Noncontravention; Consents of Purchaser


Exhibits

Exhibit A      Form of Legal Opinion of Counsel to the Sellers

Exhibit B      Form of Termination Agreement

                               PURCHASE AGREEMENT
===============================================================================


                                      AMONG


                        New Vulcan Coal Holdings, L.L.C.,


                                    AIC, INC.


                          VIKING RESOURCES CORPORATION


                              RESOURCE ENERGY, INC.


                            ATLAS ENERGY GROUP, INC.


                              ATLAS RESOURCES, INC.


                                       AND


                                  REI-NY, INC.






===============================================================================

                                January 18, 2002